SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-KA/3

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)  APRIL 3, 1998


                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                          1-9580                      76-0289495
(State of other jurisdiction of  (Commission File Number)  (IRS Employer Identification
      incorporation)                                                   No.)

             7135 ARDMORE HOUSTON, TEXAS                            77054
       (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code   (713) 747-1025


(Former name or former address, if changed since last report.)

ITEM 5.       OTHER EVENTS

              (a)   Financial Statements of Acquired Companies

                    Report of Independent Public Accountants................. 3
                    Balance Sheet at April 30, 1997.......................... 4
                    Statement of Income for the Year
                            Ended April 30, 1997............................. 6
                    Statement of Retained Earnings for the Year Ended
                            April 30, 1997................................... 7
                    Statement of Cash Flows for the Year Ended
                            April 30, 1997................................... 8
                    Notes to Financial Statements............................ 9

                    Balance Sheet at March 31, 1998 (Unaudited)..............14
                    Statements of Income for the Eleven Months Ended
                            March 31, 1998  and 1997 (Unaudited).............16
                    Statements of Cash Flows for the Eleven Months
                            Ended March 31, 1998 and 1997 (Unaudited)........17
                    Notes to Unaudited Financial Statements..................18

              (b)   Pro Forma Financial Information

                    Pro Forma Condensed Consolidated Financial Statements
                             (Unaudited).....................................19
                    Pro Forma Condensed Consolidated Balance Sheet at
                            December 31, 1997 (Unaudited)....................21
                    Notes to Pro Forma Condensed Consolidated Balance
                            Sheet  ..........................................23
                    Pro Forma Condensed Consolidated Statement of Operations
                            for the Year Ended December 31, 1997 (Unaudited).24
                    Notes to Pro Forma Condensed Consolidated Statement of
                            Operation........................................25

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Moores Pump and Supply, Inc.:

We have audited the accompanying balance sheets of Moores Pump and Supply, Inc. (a Louisiana corporation) as of April 30, 1997, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moores Pump and Supply, Inc. as of April 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



New Orleans, Louisiana,
June 17, 1997

                          MOORES PUMP AND SUPPLY, INC.

                                 BALANCE SHEETS

                              AS OF APRIL 30, 1997




ASSETS

CURRENT ASSETS:
  Cash ........................................................       $  170,045
  Trade accounts receivable, net of allowance for
     doubtful accounts of $75,000 .............................        2,768,846
  Unbilled receivables ........................................          244,573
  Other receivables ...........................................           44,493
  Inventory ...................................................          657,670
  Other .......................................................           72,891
                                                                      ----------

         Total current assets .................................        3,958,518

PROPERTY, PLANT, AND EQUIPMENT, net of
  accumulated depreciation of $2,406,892 (Note 6) .............          858,615
                                                                      ----------

OTHER ASSETS:
  Insurance loss fund .........................................          100,709
  Notes receivable from stockholder ...........................          198,715
  Goodwill, net of amortization ...............................           76,070
                                                                      ----------

         Total other assets ...................................          375,494

         Total assets .........................................       $5,192,627
                                                                      ==========

        The accompanying notes are an integral part of these statements.

                          MOORES PUMP AND SUPPLY, INC.


                                 BALANCE SHEETS

                              AS OF APRIL 30, 1997



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ............................................       $1,475,665
  Notes and leases payable ....................................          737,030
  Accrued expenses and other current liabilities ..............          302,006
  Due to affiliates ...........................................           77,900
  Income taxes payable ........................................           29,432
                                                                      ----------

         Total current liabilities ............................        2,622,033

LONG-TERM LIABILITIES:
  Notes and leases payable ....................................          326,142
  Due to officers .............................................           28,750
  Deferred income taxes payable ...............................           28,199
                                                                      ----------

         Total long-term liabilities ..........................          383,091

         Total liabilities ....................................        3,005,124

STOCKHOLDERS' EQUITY:
  Common stock; authorized 2,000 shares of no par
     value 1,198 shares issued and outstanding ................           74,600
  Retained earnings ...........................................        2,112,903

         Total stockholders' equity ...........................        2,187,503

         Total liabilities and stockholders' equity ...........       $5,192,627
                                                                      ==========

        The accompanying notes are an integral part of these statements.

                                           MOORES PUMP AND SUPPLY, INC.


                                                STATEMENT OF INCOME

                                         FOR THE YEAR ENDED APRIL 30, 1997





SALES .......................................................      $ 13,418,852

COST OF SALES ...............................................        10,320,993
                                                                   ------------

         Gross profit .......................................         3,097,859

OPERATING EXPENSES ..........................................         2,813,183
                                                                   ------------

         Operating income ...................................           284,676

INTEREST EXPENSE ............................................          (125,169)

OTHER INCOME ................................................            74,454
                                                                   ------------
         Income before provision for income taxes ...........           233,961

PROVISION FOR INCOME TAXES ..................................           151,030

         Net income .........................................      $     82,931
                                                                   ============


        The accompanying notes are an integral part of these statements.

                          MOORES PUMP AND SUPPLY, INC.


                         STATEMENT OF RETAINED EARNINGS

                        FOR THE YEAR ENDED APRIL 30, 1997






                     BALANCE, beginning .....   $2,029,972

                          Additions:
                             Net income .....       82,931
                                                ----------

                     BALANCE, ending ........   $2,112,903
                                                ==========



        The accompanying notes are an integral part of these statements.

                          MOORES PUMP AND SUPPLY, INC.

                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED APRIL 30, 1997



CASH FLOW FROM OPERATING ACTIVITIES:
     Net income .................................................   $    82,931
     Adjustments to reconcile net income to operating cash flows
          Depreciation ..........................................       253,957
          Provision for deferred taxes ..........................        27,195
          Amortization of intangible assets .....................        25,356
          Distribution of investment in stock ...................       512,870
          Gain on disposal of assets ............................      (331,628)
          Changes in operating assets and liabilities-
            Decrease (increase) in assets-
                 Accounts receivable ............................    (1,052,452)
                 Other receivables ..............................        12,183
                 Inventories ....................................       (39,215)
                 Insurance loss fund ............................        98,708
                 Other current assets ...........................        23,206
           Increase (decrease) in liabilities-
                 Accounts payable ...............................       397,402
                 Accrued expenses and other current liabilities .         9,274
                 Due to officers and affiliates .................       (12,100)
                                                                    -----------

                 Net cash provided by operating activities ......         7,687
                                                                    -----------

CASH FLOW FROM INVESTING ACTIVITIES:
     Purchase of property and equipment .........................      (375,744)
     Proceeds from sale of property and equipment ...............       347,686
     Net proceeds from note receivable ..........................       (54,859)
     Other ......................................................          --
                                                                    -----------
                 Net cash used in investing activities ..........       (82,917)
                                                                    -----------

CASH FLOW FROM FINANCING ACTIVITIES:
     Borrowings from long-term debt .............................       412,120
     Principal payments on long-term debt .......................      (318,099)
     Net payments on line of credit .............................      (274,032)
                                                                    -----------
                 Net cash used in financing activities ..........      (180,011)
                                                                    -----------

NET DECREASE IN CASH ............................................      (255,241)

CASH AT BEGINNING OF YEAR .......................................       425,286

CASH AT END OF YEAR .............................................   $   170,045
                                                                    ===========
SUPPLEMENTAL DISCLOSURES:
     Cash payments for-
         Interest expense .......................................   $   125,169
                                                                    ===========
        Income taxes ............................................   $    69,030
                                                                    ===========

        The accompanying notes are an integral part of these statements.

                          MOORES PUMP AND SUPPLY, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                 APRIL 30, 1997


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF THE BUSINESS

Moores Pump and Supply, Inc. (the Company) is engaged in sales, service, rental and repairs of oilwell pumping equipment. The Company's customers include major and independent oil and gas companies and oilfield service companies.

CASH EQUIVALENTS

Cash equivalents are defined by the Company as holdings of highly liquid investments with original maturities of three months or less.

PROPERTY, PLANT AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation, computed on the straight-line method based on the estimated useful life of the individual assets. Maintenance and repairs are expensed as incurred; betterments and improvements are capitalized. The costs and related reserves of assets sold or disposed of are removed from the accounts and the resultant gains or losses included in income or expense.

INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this statement, deferred income taxes are provided for by the asset and liability method.

ACCOUNTS RECEIVABLE

The allowance method is used to recognize bad debts. This method maintains the allowance for doubtful accounts at a level that is considered adequate by management to absorb potential losses. The adequacy of the allowance is determined by management's evaluation of accounts receivable, prior loss experience and current economic conditions.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) cost method.

GOODWILL

Goodwill arose from the acquisition of Romero Machine Shop, Inc. Goodwill is being amortized on a straight-line basis over ten years.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenues at the time product is delivered or work is performed in accordance with the accrual basis of accounting.

2. LONG-TERM DEBT:

Long-term debt consists of the following at April 30, 1997:

     Various notes and leases payable to banks and financing corporations, interest rates ranging from 7.6% to 17.60%, payable in monthly installments of principal plus interest ranging from $89 to $2,325, maturities up to August 16, 2001, secured by
          vehicles and equipment of the Company..........................................   $209,177

     Two  notes payable to bank, 8.75% to 9% interest rate, one note payable in monthly principal payments of $11,333 plus accrued interest, maturing on June 10,1998; second note payable in monthly principal payments of
          $4,585 plus interest maturing in September, 1999...............................    490,597
     Line of credit due on demand; secured by invoices and equipment.....................    363,398
                                                                                          ----------
                                                                                           1,063,172

     Less current portion................................................................    737,030
                                                                                          ----------

     Long-term debt......................................................................   $326,142
                                                                                          ==========

 Maturities of long-term debt are as follows:


                         Years Ending
                           APRIL 30,
                      --------------------
                             1998                                $737,030
                             1999                                 235,791
                             2000                                  79,993
                             2001                                  12,459
                             2002                                   6,180
                                                             ------------

                                                                1,071,453
                    Amounts representing interest                  (8,281)
                                                             ------------

                                                               $1,063,172
                                                             ============
3.   INCOME TAXES

Income tax expense for the year ended April 30, 1997 is as follows:


Current income tax provision................................     $123,835
Deferred income tax provision...............................       27,195
                                                              -----------
Provision for income taxes..................................     $151,030
                                                              ===========

Differences between actual and statutory tax rates relate primarily to nondeductible expenses and state taxes. Deferred income tax liabilities related to property and equipment are reflected in long-term liabilities as deferred income taxes of $28,199.

4.     RELATED PARTY TRANSACTIONS:

During the year ended April 30, 1997, the following transactions with related parties occurred:

       Sales to entities with common ownership:

       Moores Engineering Services, Inc......................     $  1,783
       Moores Wireline, Inc..................................        2,936
       H.B. Rentals, L.C.....................................      127,329
       Houston Oil Equipment, Inc............................       33,042

       Purchases from entities with common ownership:


       Houston Oil Equipment, Inc............................      $ 1,861

       Rent payments to related parties as follows:

          C&M Land, Inc. .................................   $372,450
          Relative of major stockholder ..................     60,000

          Loans to officers and affiliates are as follows:


          Stockholder ....................................   $198,715

          Moores Engineering Service, Inc. ...............   $   --
          H.B. Rentals, L.C ..............................      4,172
          Moores Wireline, Inc. ..........................        900
                                                             --------

                                                             $  5,072

The Company owned a life insurance policy on a major stockholder. In 1997 the policy was transferred from the Company to a relative of the stockholder. In exchange, the stockholder granted the company a note in the amount of $143,857, which is included in notes receivable from related parties.

5.     INVESTMENT IN RESTRICTED STOCK:

As of April 30, 1996 and 1995, the Company held an investment in Delta Omega Technologies, Inc. (Delta). Delta is publicly traded, but these shares are unregistered and thus restricted from trading. Due to the restricted nature of the shares, the Company records the shares at cost. During 1997, the Company distributed these shares to various officers and former officers of the Company. As a result of this distribution, the Company recognized $232,071 in compensation and consulting expense and a capital loss of $280,799, all of which is reflect in operating expenses.

6.     PROPERTY, PLANT AND EQUIPMENT:

As of April 30, 1997, the Company's property, plant and equipment were as follows:


                                            USEFUL LIVES
      Land                                       -               $     7,000
      Buildings                             10-35 years              192,654
      Rental equipment                       7-10 years              357,649
      Furniture and fixtures                  5-7 years              206,260
      Machinery and equipment                 5-7 years            1,685,063
      Trucks and automobiles                    5 years              613,389
      Leasehold improvements                 7-10 years              203,491
                                                                  ----------

             Total                                                 3,265,506
      Less:  Accumulated depreciation                             (2,406,891)
                                                                  ----------

             Total, net                                           $  858,615
                                                                  ==========

Depreciation expense was $253,957 for 1997.

7.     EMPLOYEE BENEFITS:

The Company adopted a 401(k) plan in fiscal 1996, which is available to all qualified employees. The Company will match 25% of employee contributions up to 10% of the employee's salary. The Company incurred expense of $30,626 in 1997 relating to the 401(k) plan. The Company offers no postretirement or postemployment benefits.

                          MOORES PUMP AND SUPPLY, INC.


                           BALANCE SHEETS (UNAUDITED)

                              AS OF MARCH 31, 1998


                              ASSETS
CURRENT ASSETS:
  Cash ...................................................            $  271,350
  Trade accounts receivable ..............................             4,145,158
  Notes receivables, current .............................                58,236
  Inventory ..............................................               589,041
  Other ..................................................               125,020
                                                                      ----------

       Total current assets ..............................             5,188,805

PROPERTY, PLANT, AND EQUIPMENT ...........................             1,069,876

OTHER ASSETS:
  Notes receivable .......................................                98,355
  Goodwill, net of amortization ..........................                52,826
  Other ..................................................                46,874
                                                                      ----------

       Total other assets ................................               198,055

       Total assets ......................................            $6,456,736


                       See notes to financial statements.

                          MOORES PUMP AND SUPPLY, INC.


                           BALANCE SHEETS (UNAUDITED)

                              AS OF MARCH 31, 1998



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ............................................       $2,443,150
  Notes and leases payable ....................................          382,470
  Accrued expenses and other current liabilities ..............          445,431
  Current portion of long-term debt ...........................          267,265
                                                                      ----------

       Total current liabilities ..............................        3,538,316

LONG-TERM LIABILITIES:
  Notes and leases payable ....................................          400,305
  Deferred income taxes payable ...............................           53,699

       Total long-term liabilities ............................          454,004

       Total liabilities ......................................        3,992,320

STOCKHOLDERS' EQUITY:
  Common stock ................................................           74,600
  Retained earnings ...........................................        2,389,816

       Total stockholders' equity .............................        2,464,416

       Total liabilities and stockholders' equity .............       $6,456,736



                       See notes to financial statements.

                          MOORES PUMP AND SUPPLY, INC.


                         STATEMENT OF INCOME (UNAUDITED)

               FOR THE ELEVEN MONTHS ENDED MARCH 31, 1998 AND 1997




                                                       1998             1997
                                                       ----             ----

SALES ..........................................   $ 18,314,855    $ 12,639,827

COST OF SALES ..................................     13,820,314       9,802,440
                                                   ------------    ------------

       Gross profit ............................      4,494,541       2,837,387

OPERATING EXPENSES .............................      3,803,452       2,261,740
                                                   ------------    ------------

       Operating income ........................        691,089         575,647

INTEREST EXPENSE ...............................       (127,695)       (111,299)

OTHER INCOME (EXPENSE) .........................        (25,644)         30,637
                                                   ------------    ------------

       Income before provision for income taxes         537,750         494,985

PROVISION FOR INCOME TAXES .....................        260,840         319,389
                                                   ------------    ------------

       Net income ..............................   $    276,910    $    175,596
                                                   ============    ============


                       See notes to financial statements.

                          MOORES PUMP AND SUPPLY, INC.

                       STATEMENT OF CASH FLOWS (UNAUDITED)

               FOR THE ELEVEN MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                        1998            1997
                                                                        ----            ----
CASH FLOW FROM OPERATING ACTIVITIES:
     Net income ................................................   $   276,913    $   175,597
     Adjustments to reconcile net income to operating cash flows
          Depreciation and amortization ........................       305,984        223,549
          Provision for deferred taxes .........................        25,500          7,466
          Changes in operating assets and liabilities-
            Decrease (increase) in assets-
                 Accounts receivable ...........................    (1,131,739)      (748,815)
                 Inventories ...................................        68,629        (50,686)
                 Prepaid expenses and other assets .............        46,199        113,578
           Increase in liabilities-
                 Accounts payable and accrued expenses .........       974,828        591,591
                                                                   -----------    -----------

                 Net cash provided by operating activities .....       566,314        312,280

CASH FLOW FROM INVESTING ACTIVITIES:
     Purchase of property and equipment ........................      (494,001)      (336,256)
     Net proceeds from note receivable .........................        42,124
                                                                                  -----------

                 Net cash used in investing activities .........      (451,877)      (336,256)

CASH FLOW FROM FINANCING ACTIVITIES:
     Net payments on line of credit and long-term debt .........       (13,132)       (71,631)
                                                                   -----------    -----------

                 Net cash used in financing activities .........       (13,132)       (71,631)
                                                                   -----------    -----------

NET INCREASE (DECREASE) IN CASH ................................       101,305        (95,607)

CASH AT BEGINNING OF YEAR ......................................       170,045        425,286
                                                                   -----------    -----------

CASH AT END OF YEAR ............................................   $   271,350    $   329,679
                                                                   ===========    ===========

                       See notes to financial statements.

                          MOORES PUMP AND SUPPLY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE A           BASIS OF PRESENTATION

           The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. These financial statements include the accounts of Moores Pump and Supply, Inc. ("Moores"). Operating results for the eleven months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the twelve months ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in Moores audited financial statements for the year ended April 30, 1997 included herein.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

     The following unaudited pro forma financial statements give effect to (i) the acquisitions of Manifold Valve Services, Inc. ("MVS"), WALKER BOLT Manufacturing, Inc. ("WALKER") and Philform, Inc. ("Philform") between March 1997 and February 1998 (the "Prior Acquisitions") in transactions accounted for as purchases, (ii) the merger of wholly-owned subsidiaries of the Company with Whir Acquisition, Inc. ("Ameritech") and GHX, Incorporated ("GHX"), (the "March 1998 Mergers") in transactions accounted for as poolings-of-interest, and (iii) the merger of a wholly-owned subsidiary of the Company with Moores Pump and Supply, Inc. ("Moores") (the "Moores Merger") on April 3, 1998 in a transaction accounted for as a pooling-of-interest. The allocation of the purchase price of the Prior Acquisitions is based on preliminary information currently available and will be revised as necessary. The estimated purchase price adjustments are subject to completion of asset appraisals, the final determination of certain tax liabilities, differences between the estimated and actual costs of professional fees and adjustments to certain other accruals.

     The Prior Acquisitions, the March 1998 Mergers and the Moores Merger were completed prior to June 30, 1998 and their balance sheets as of June 30, 1998 are included in that of the Company. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 is based on the December 31, 1997 balance sheets of the Company included in its 1997 Report on Form 10- K, Philform, Ameritech, GHX and Moores (not presented separately herein).

     The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 are based on the income statements of the Company, the Prior Acquisitions, March 1998 Mergers and Moores (not presented separately herein) as if the acquisitions and mergers had occurred at the beginning of the period presented. Such unaudited pro forma condensed consolidated financial statements combine (i) the audited operating results for the Company for the year ended December 31, 1997; (ii) the unaudited operating results of MVS for the two-months ended February 28, 1997; (iii) the unaudited operating results of WALKER for the ten months ended October 31, 1997; (iv) the audited operating results of Ameritech and Philform for the year ended December 31, 1997; (v) the operating results of GHX for the twelve months ended December 31, 1997; and (vi) the operating results of Moores for the twelve months ended December 31, 1997. The results of operations for the one month ended January 31, 1997 for Lone Star and the one month ended January 31, 1998 for Philform have not been presented based upon management's belief that such would not be significant to the pro forma statements of operations. The March 1998 Mergers and the Moores Merger were accounted for as poolings-of-interests and as such their operating results for the six months ended June 30, 1998 were included in the financial statements of the Company for that same period.

     Pro forma income statement information for periods subsequent to December 31, 1997 has not been presented herein as the results of operations of the Prior Acquisitions, the March 1998 Mergers, and the Moores Merger have been reflected in the historical financial statements for the six month period ended June 30, 1998 as included in the Company's Form 10-Q for the period then ended.

     The Company acquired WALKER effective November 1, 1997, MVS on March 1, 1997, Lone Star on February 1, 1997 and Philform on February 1, 1998 and the operating results subsequent to the date of acquisition are reflected in the Company's historical information for the periods presented.

     The pro forma financial information does not purport to be indicative either of the results of operations that would have occurred had the purchases been made at the beginning of the periods presented or future results of operations of the combined companies. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in its 1997 Annual Report on Form 10-K and Report on Form 10- Q for the quarter ended June 30, 1998, the financial statements of Lone Star filed with Form 8-K/A dated February 6, 1997, MVS filed with Form 8-K/A dated June 12, 1997, WALKER filed with Form 8-K dated December 1, 1997, Philform filed with Form 8-K/A dated March 31, 1998 and Moores included elsewhere in this Form 8-K.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1997
                                 (000'S OMITTED)

                                                                      HISTORICAL
                                                                     (AS REPORTED)                                PRO FORMA
                                             -------------------------------------------------------------   -------------------
                                                                            RECLASSI-
                                                     MARCH '98              FICATIONS    IHI                ADJUSTMENTS
                                             IHI      MERGERS    MOORES     (NOTE 1)   RESTATED   PHILFORM   (NOTE 2)   COMBINED
                                             ---      -------    ------     --------   --------   --------   --------   --------
             ASSETS
Current assets:
     Cash and equivalents ..............   $   636    $    46    $   283                $   965    $   782               $ 1,747
     Accounts receivable-trade .........    12,574      2,945      3,755                 19,274      1,964                21,238
     Inventories .......................    13,346      4,885        589                 18,820      2,560                21,380
     Employee advances .................        59                    55                    114                              114
     Notes receivable, current .........     1,304                    58                  1,362        257                 1,619
     Other current assets ..............       646        282        132                  1,060         19                 1,079
                                           -------    -------    -------                -------    -------               -------
              Total current assets .....    28,565      8,158      4,872                 41,595      5,582                47,177

Property and equipment, net ............    23,639      1,199      1,020                 25,858        183    $   132(b)  26,173
Notes receivable .......................     1,634                    44                  1,678                            1,678
Other assets ...........................     1,399                    45                  1,444         83        450(a)   1,977
Goodwill, net ..........................    11,852        433         59                 12,344         32        630(c)  13,006
                                           -------    -------    -------                -------    -------    -------    -------
             Total assets ..............   $67,089    $ 9,790    $ 6,040                $82,919    $ 5,880    $ 1,212    $90,011
                                           =======    =======    =======                =======    =======    =======    =======

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1997
                                 (000'S OMITTED)

                                                                      HISTORICAL
                                                                     (AS REPORTED)                                 PRO FORMA
                                                 -----------------------------------------------------------   -------------------
                                                                               RECLASSI-
                                                          MARCH '98            FICATIONS    IHI                 ADJUSTMENTS
                                                   IHI     MERGERS     MOORES   (NOTE 1)  RESTATED  PHILFORM     (NOTE 2)  COMBINED
                                                 -------   -------    -------   -------   -------   --------    --------   --------
             LIABILITIES
Current liabilities:
      Notes payable ..........................   $10,496   $ 3,998    $   229             $14,723                         $14,723
      Accounts payable-trade .................     6,413     1,948      1,747              10,108   $   750                10,858
      Accrued expenses and other .............     3,309       507        880               4,696       887                 5,583
      Long-term debt, current ................     2,456       474        311               3,241       126                 3,367
                                                 -------   -------    -------             -------   -------               -------
          Total current liabilities ..........    22,674     6,927      3,167              32,768     1,763                34,531

Long-term debt, less current portion .........    10,553     1,103        389              12,045       772                12,817
Deferred compensation payable ................       242                                      242                             242
Deferred income taxes payable ................     3,283      (259)        54               3,078               $   36 (b)  3,114

Shareholders' equity
      Common stock ...........................        66         2         75   $(52)(a)       91        55        (51)(d)     95

      Additional paid-in capital .............    26,416       318       --      248 (a)   26,982                 4,516(d) 31,498
      Retained earnings ......................     3,855     1,700      2,355   (196)(b)    7,714     3,290     (3,290)(d)  7,714
                                                 -------   -------    -------   -------   -------   -------    -------    -------
          Total shareholders' equity .........    30,337     2,020      2,430      _---    34,787     3,345      1,175     39,307
                                                 -------   -------    -------   -------   -------   -------    -------    -------
Total liabilities and shareholders' equity ...   $67,089   $ 9,791    $ 6,040   $  --     $82,920   $ 5,880    $ 1,211    $90,011
                                                 =======   =======    =======   =======   =======   =======    =======    =======

Note 1 - On April 3, 1998, Industrial Holdings, Inc. (the "Company") acquired all of the outstanding common stock, no par value of Moores Pump and Supply, Inc. ("Moores"), upon merger of a wholly owned subsidiary of the Company with and into Moores, with Moores being the surviving corporation (the "Moores Merger"). As a result, Moores became a wholly owned subsidiary of the Company. Moores, located in Lafayette, Louisiana, supplies and services pumps and packers for the energy industry, as well as provides fabrication, repair and machine shop services to its customers. The Company issued 1,600,000 shares of its common stock in connection with the Merger.

      (a) Amounts have been reclassified from common stock to additional paid in capital to reflect the 1,600,000 shares of Company common stock issued in connection with the Moores Merger and the 817,878 shares of Company common stock issued in connection with the March 98 Mergers.

      (b) Retained earnings for Ameritech, a Sub S corporation prior to the merger with the Company, have been reclassified to additional paid in capital.

Note 2 - The Company acquired all the capital stock of Philform, Inc. ("Philform") and certain leased equipment (the "Equipment") used in the operations of Philform for 419,773 shares of the Company's common stock valued at $4,520,000. Simultaneously, Philform contributed the Equipment and Philform's activities to OF Acquisition L.P., a limited partnership (the "Partnership"), in exchange for a 49% limited partnership interest. The allocation of purchase price is based on preliminary information and is subject to change based on the final determination of certain tax liabilities, differences between the estimated and actual costs of professional fees, completion of asset appraisals and adjustments to certain other accruals:

      (a)     Record investment in the Partnership.

      (b) Adjust the assets and liabilities of Philform to their estimated fair market values at the acquisition date.

      (c)     Record goodwill on the purchase of Philform.

      (d) Eliminate the shareholders' equity of Philform and record issuance of 419,773 shares of the Company's common stock in exchange for outstanding capital stock of Philform and Equipment.

                            INDUSTRIAL HOLDINGS, INC.
    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR
                        THE YEAR ENDED DECEMBER 31, 1997
                                 (000'S OMITTED)

                                                                    HISTORICAL
                                                                   (AS REPORTED)                                PRO FORMA
                                   ------------------------------------------------------------------   ------------------------
                                                   MARCH '98                    IHI         PRIOR      ADJUSTMENTS
                                       IHI          MERGERS       MOORES      RESTATED   ACQUISITIONS    (NOTE 2)       COMBINED
                                   ---------       ---------    ---------    ---------   ------------   ---------      ---------
Sales ..........................   $  83,564       $  26,028    $  17,675    $ 127,267    $  21,753         (225)(a)   $ 135,032
                                                                                                         (13,763)(b)
COST OF SALES ..................      63,277          18,815       13,362       95,454       14,098          149 (c)     100,661

                                                                                                            (225)(a)
                                                                                                          (8,815)(b)
GROSS PROFIT ...................      20,287           7,213        4,313       31,813        7,655       (5,097)         34,371

SELLING, GENERAL AND
  ADMINISTRATIVE ...............      14,493           5,577        3,796       23,866        4,332         (874)(d)      24,734

                                                                                                          (2,692)(b)
                                                                                                             102 (c)
INCOME FROM OPERATIONS .........       5,794           1,636          517        7,947        3,323       (1,633)          9,637

EQUITY IN EARNINGS OF LIMITED
     PARTNERSHIP ...............                                                                           1,026 (b)       1,026

OTHER INCOME (EXPENSE):
   INTEREST EXPENSE ............      (1,745)           (521)        (121)      (2,387)        (138)        (370)(e)      (2,895)

   INTEREST INCOME .............         160                                       160           64                          224
                                                                                                                       ---------
   OTHER INCOME (EXPENSE) ......         368              82           66          516            3                          519
                                                   ---------                  --------
    TOTAL OTHER INCOME (EXPENSE)      (1,217)           (439)         (55)      (1,711)         (71)        (370)         (2,152)


INCOME BEFORE INCOME TAXES .....       4,577           1,197          462        6,236        3,252         (977)          8,511

INCOME TAX PROVISION ...........       1,868             406          234        2,508          818          (10)(f)       3,316

NET INCOME .....................   $   2,709       $     791    $     228    $   3,728    $   2,434    $    (967)      $   5,195
                                   =========       =========    =========    =========    =========    =========       =========
EARNINGS PER SHARE - BASIC (G) .   $     .44                                 $     .44                                 $     .58
                                   =========                                 =========                                 =========
EARNINGS PER SHARE - DILUTED (G)   $     .39                                 $     .39                                 $     .52
                                   =========                                 =========                                 =========

Note 3 - The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition of the Prior Acquisitions, the March 1998 Mergers and the Moores Merger:

      a.      Eliminate intercompany sales.

      b. Eliminate sales, cost of sales and selling, general and administrative expenses of Philform and to record 49% of the pro forma net income of the Partnership calculated as follows:


      1997 income of Philform from operations          $2,255
      To eliminate 1997 directors' fees for Philform      300 (d)
      Adjust depreciation expense                        (413)(c)
      Adjust interest expense for $574,000 term note
         assumed by the Partnership                       (49)

                                                       $2,093
                                                       ------
                                                          *49%
                                                       ------
                                                       $1,026
                                                       ======

      c. For Prior Acquisitions, adjust depreciation and amortization expense for changes resulting from (i) the increase in acquired property, plant and equipment as a result of the allocation of the purchase price and depreciation of the fair market value of the acquired property, plant and equipment over their remaining useful lives of 3 to 30 years and (ii) amortization of goodwill over 20 years.

      d. For Prior Acquisitions and Moores Merger, reduce cost of sales and selling, general and administrative expenses for contractual reduction as part of the acquisition in executive payrolls and elimination of directors fees.

      e. Adjust interest expense as a result of debt incurred in connection with the Prior Acquisitions.

      f. Adjust income taxes as a result of the changes in the pro forma pretax earnings of the Prior Acquisitions and Moores Merger and to record an income tax provision for Ameritech and Walker, Sub S corporations.

      g. Change in earnings per share as a result of pro forma earnings of the Prior Acquisitions, the March 1998 Mergers and the Moores Merger and increase in weighted average of common stock equivalents for the effect of 1,103,984 shares of Company common stock issued to the selling shareholders in connection with the Prior Acquisitions and for the 2,417,878 shares of common stock issued in connection with the March 1998 Mergers and the Moores Merger.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                         INDUSTRIAL HOLDINGS, INC.

                                         By: /s/ CHRISTINE A. SMITH
                                                 Christine A. Smith
                                               CHIEF FINANCIAL OFFICER

Date: September __, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report on Moores Pump and Supply, Inc., dated June 17, 1997 included in this Form 8-K, into Industrial Holdings, Inc.'s previously filed S-3 registration statement No. 333-53285 and S-8 registration statement No. 333-62653.




                                                    ARTHUR ANDERSEN LLP


New Orleans, Louisiana
September 10, 1998